EXHIBIT 8.1(b)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and Kemper Investors Life Insurance Company, an Illinois life insurance company, on behalf of itself and its separate accounts, is hereby amended as follows:

1.     The notice address for Life Company, appearing in Section 9 of the Agreement, is hereby revised to read as follows:

“Kemper Investors Life Insurance Company

15375 SE 30th Place, Suite 310

Bellevue, WA 98007

Attn: President

With a copy to:

Protective Life Insurance Company

P.O. Box 2606

Birmingham, AL 35202

Attn: Senior Associate Counsel - Variable Annuities”

2.     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares
AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. Global Real Estate Fund,
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Government Securities Fund	AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

KILICO Variable Separate Account

KILICO Variable Annuity Separate Account

KILICO Variable Annuity Separate Account - 3

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Zurich Kemper Life Investor

Scudder Destinations Life

Scudder Destinations

Scudder ZS4

Advantage III

Global VA

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:                     , 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ Carolyn Gibbs

Name:	Peter Davidson	Name: Carolyn Gibbs

Title:	Assistant Secretary	Title: Assistant Vice President

A I M DISTRIBUTORS, INC.

Attest:	P. Michelle Grace	By:	/s/ John S. Cooper

Name:	P. Michelle Grace	Name: John S. Cooper

Title:	Assistant Secretary	Title: President

KEMPER INVESTORS LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Susan Pees	By:	/s/ Diane C. Davis

Name:	Susan Pees	Name: Diane C. Davis

Title:	Executive Assistant	Title: President and Chief Operations Officer

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